Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
OCTOBER 3, 2012

ACCESS MIDSTREAM PARTNERS, L.P. ANNOUNCES
2012 THIRD QUARTER FINANCIAL RESULTS RELEASE
DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, October 3, 2012 – Access Midstream Partners, L.P. (NYSE:ACMP) has scheduled its 2012 third quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, November 6, 2012.  The Partnership has also scheduled a conference call hosted by its management team to discuss the results for Wednesday, November 7, 2012 at 9:00 a.m. EST.

The telephone number to access the conference call is 913-312-0648 or toll-free 888-211-9963.  The passcode for the call is 9435747.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 7, 2012 through 12:00 p.m. EST on November 21, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 9435747.  The conference call will also be webcast live on the Internet and can be accessed by going to the Access Midstream Partners website at www.accessmidstream.com in the “Events” subsection of the “Investors” section of the website.  An archive of the conference call webcast will also be available on the website.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S. The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP. Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM PARTNERS
Dave Shiels, CFO	Jack Cowell	Tom Johnson	900 N.W. 63rd
(405) 935-6224	(917) 405-0717	(212) 371-5999	P.O. Box 18355
dave.shiels@accessmidstream.com	jack.cowell@global-infra.com	tbj@abmac.com	Oklahoma City, OK 73154